SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 22, 2006


                                  Hemcure, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


         005-80848                                      20-5573204
   ----------------------                        -------------------------
   (Commission File Number)                 (IRS Employer Identification No.)



          730 W. Randolph
            Suite 600
          Chicago, Illinois                               60661
   --------------------------------                   --------------
(Address of principal executive offices)                (Zip Code)


                                 (312) 454-0015
                           ---------------------------
                           (Issuer's Telephone Number)


                                 Not applicable.
                 -----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written  communications  pursuant to Rule 425  under the  Securities Act (17
    CFR 230.425)

|_| Soliciting  material pursuant to  Rule 14a-12(b)  under the Exchange Act (17
    CFR 240.14a-12(b))

|_| Pre-commencement   communications   pursuant  to  Rule  14d-2(b)  under  the
    Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under   the
    Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01. OTHER EVENTS

At the opening of business on September 22, 2006, the reverse split and reincorporation of Hemcure, Inc. took effect. The new trading symbol for Hemcure, Inc. on the Over the Counter Bulletin Board is now HMCU.

The Agreement and Plan of Merger set forth the following: 1) a change in domicile from the State of Minnesota to the State of Nevada; 2) the adoption of the Articles of Incorporation of Hemcure Nevada under the laws of the state of Nevada (as provided in the proxy materials); 3) the issued and outstanding shares of common stock of Hemcure Minnesota automatically convert into the right to receive shares of Hemcure Nevada Common Stock at a ratio of seventeen and one-half (17.5) shares of common stock of Hemcure Minnesota for one (1) share of Hemcure Nevada Common Stock; 4) the adoption of the bylaws of Hemcure Nevada under the laws of the state of Nevada (as provided in the proxy materials); and
5) the persons presently serving as executive officers and directors of Hemcure Minnesota serve in their same respective positions with Hemcure Nevada.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits
          None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HEMCURE, INC.


                              By /s/ Bartly Loethen
                                 -----------------------------------------
                              Name:  Bartly Loethen
                              Title: Chief Executive Officer and President

Dated: September 26, 2006